Exhibit 99.1

Camarillo, CA Encino, CA Glendale, CA Irvine, CA Long Beach, CA Los Angeles, CA Pasadena, CA Walnut Creek, CA West Los Angeles, CA Westlake Village, CA Fort Worth, TX Park City, UT Phoenix, AZ

October 13, 2020

Board of Directors
Sunworks, Inc.
1030 Winding Creek Road, Suite 100
Roseville, CA 95678

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated August 8, 2020, to the Board of Directors of Sunworks, Inc. (“Sunworks”) as Annex B to, and to the reference thereto under the headings “SUMMARY—Opinion of Sunworks’ Financial Advisor” and “THE MERGER—Opinion of Sunworks’ Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Sunworks, The Peck Company Holdings, Inc. (“Peck”) and Peck Mercury, Inc., a wholly owned subsidiary of Peck, which joint proxy statement/prospectus forms a part of Peck’s Registration Statement on Form S-4 to which this consent is filed as an exhibit (the “Registration Statement”). In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

[Signature Page Follows]

350 W. Colorado Blvd. | 5th Floor | Pasadena | California | 91105 | T / 626.243.5100 | F / 626.243.5101 | www.hcvt.com

Very truly yours,
/s/ Holthouse Carlin & Van Trigt LLP
Holthouse Carlin & Van Trigt LLP

By:	Daren J. Mesrobian
Partner

350 W. Colorado Blvd. | 5th Floor | Pasadena | California | 91105 | T / 626.243.5100 | F / 626.243.5101 | www.hcvt.com